Albany International Corp.
1373 Broadway, Albany, New York
Mailing Address: P.O. Box 1907, Albany, New York 12201
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on
Friday, May 29, 2009

The Proxy Statement, Annual Report and other proxy materials are available at:
http://bnymellon.mobular.net/bnymellon/ain

Albany International Corp.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 6, 2009 to facilitate timely delivery.

Dear Albany International Corp. Stockholder:

The 2009 Annual Meeting of Stockholders of Albany International Corp. (the “Company”) will be held at the Wolferts Roost Country Club, 120 Van Rensselaer Boulevard, Albany, New York, on Friday, May 29, 2009, at 10:00 a.m. (local time).

Proposals to be considered at the Annual Meeting:

(1)	Election of Directors;
(2)	to vote on a new Directors’ Annual Retainer Plan;
(3)	to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors; and
(4)	to consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

Management recommends a vote “FOR” Items 1, 2 and 3.

The Board of Directors has fixed the close of business on April 3, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

47085

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found at www.wolfertsroost.com.

Meeting Location:

          Wolferts Roost Country Club
          120 Van Rensselaer Boulevard
          Albany, New York

The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement (including all attachments thereto);
•	the Company Annual Report for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials: (you must reference your 11 digit control number)

Telephone: 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688),
Email: shrrelations@bnymellon.com
Internet: http://bnymellon.mobular.net/bnymellon/ain

ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Albany International Corp. are available to review at:

http://bnymellon.mobular.net/bnymellon/ain

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET
Use the Internet to vote your shares. Have this card in hand when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares

47085